Exhibit 99.1

 PCS EDVENTURES! ANNOUNCES BARRON PARTNERS, LP DEBT CONVERSION

        Boise, Idaho   October 20, 2006 - PCS Edventures! (OTCBB: PCSV-News)
today announced that Barron Partners, who have had a $1,000,000 convertible loan to PCS dated December 29, 2005, has made the decision to convert their note to equity. The conversion was at $0.60 per share.

        "We have enjoyed a good relationship with Barron Partners and their Principals and are pleased with this vote of confidence in our Business Plan," said Tony Maher, PCS CEO.


About PCS Edventures!

        PCS Edventures! is the recognized leader in the design, development, and delivery of products and services rich in technology, imagination, innovation, and creativity that make learning easier, more engaging, and more effective at all levels. Our product lines range from hands-on learning labs in technology-rich subjects like engineering, science, math, robotics, IT, and electronics to administrative tools designed to help schools manage the enormous amounts of data required in day-to-day school administration. PCS programs operate in over 3,000 sites in all 50 United States as well as in 15 countries Internationally. Additional information is at http://www.edventures.com

                             _ _ _

Contact Information:

Financial Contact:  Shannon M. Wilson 1.800.429.3110 X 101

Investor Contact:   Anthony A. Maher 1.800.429.3110 X 102,  tmaher@pcsedu.com

Web Site:           www.edventures.com